UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
November 6, 2001
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Item 5.   Other Events.

On November 6, 2001, the Registrant issued a press release announcing its results for the third quarter of 2001. A copy of this press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
   (c)       Exhibits

                            Exhibit No.          Description
                               99.1                  Press Release dated November 6, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of November 6, 2001.

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:          Senior Vice President --
              General Counsel and Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                        Contact:   Charles R. Lambert
                                                                                                                             Manager – Investor Relations
                                                                                                                             (205) 970-7030
                                                                                                                             CLambert@vesta.com

VESTA ANNOUNCES THIRD QUARTER RESULTS

Strengthens Reserves for Discontinued Operations;
Maintains Profitability, Excluding One-Time Charges

     BIRMINGHAM, Ala., - November 6, 2001 - Vesta Insurance Group, Inc. (NYSE: VTA) reported profitable results from continuing operations for the third quarter of 2001, excluding one-time charges. Vesta recorded a pre-tax charge of $30 million related to the settlement of securities litigation and the Company strengthened reserves for discontinued operations by $30 million.

     Excluding the charge for settlement of securities litigation, Vesta reported net operating earnings from continuing operations of $1.3 million, or $0.04 per diluted share, for the quarter ending September 30, 2001 compared to operating earnings of $4.2 million, or $0.17 per diluted share, for the corresponding period in 2000. For the nine months ended September 30, Vesta reported a net operating earnings from continuing operations of $8.8 million or $0.35 per diluted share compared to net operating earnings of $7.9 million or $0.32 per diluted share for the first nine months of 2000.

     With the settlement of the securities litigation, the Company reported a net loss from continuing operations of $18.2 million or $0.57 per diluted share in the third quarter of 2001 compared to earnings of $3.0 million or $0.12 per diluted share in the corresponding period in 2000. For the nine months ended September 30, the net loss from continuing operations was $8.3 million, or $0.33 per diluted share compared to earnings of $6.4 million or $0.26 per diluted share for the first nine months of 2000.

     The securities litigation settlement is proceeding as expected as Vesta and its excess insurers have funded the cash settlement. The derivative action lawsuit in state court will be dismissed and the federal court has granted preliminary approval in the class action securities case. Final court approval is expected before the end of the year.

     Recent adverse development on both commercial lines and assumed reinsurance was the impetus for strengthening the reserves for discontinued operations. Vesta annually performs a full analysis of its reserves at September 30.

     "Following a scheduled annual review, we have determined that strengthening the reserves for our discontinued operations appropriately addresses recent and future claims from prior operations," said James E. Tait, Chairman of Vesta. "Vesta remains a solid financial company. While we will fall short of our 12% return on equity target for 2001, we believe that the strengthening of our discontinued operations reserves and the settlement of the securities litigation positions Vesta for future earnings growth."

Standard Property - Casualty

     Net written premium in Vesta's standard property-casualty segment increased 31% to $69.9 million for the quarter ending September 30, 2001 compared to the same period in 2000. The increase in net written premium is primarily related to the acquisition of Florida Select. The standard property-casualty segment's combined ratio was 98.5% in the third quarter of 2001.

     Although certain books of business in our standard property and casualty business performed well as expected, Vesta experienced an increase in the frequency and severity of losses in the homeowners line driven by storms in several states as well as increased frequency and large losses in our largest automobile market. In addition, premium has not increased as much as anticipated. The Company is continuing to take aggressive action to address these trends, including appropriate premium rate increases, re-inspection programs and evaluating expense reductions.

Life and Health Insurance

     Results from Vesta's life and health segment remained strong by reporting a 35% increase in net operating earnings from continuing operations compared to the third quarter of 2000.

     Vesta's life insurance subsidiary, American Founders, continues to grow by acquiring blocks of business and leveraging its administrative capabilities. American Founders has agreed to acquire Teton National Insurance Company and Imperial General Life Insurance Company from Woodmen of the World, located in Colorado. These combined companies have statutory assets of $9 million and premium revenue of $.7 million. This transaction is expected to close by the end of the first quarter of 2002. In addition, American Founders has also reached an agreement to be the third-party administrator for Valley Forge Life Insurance Company. American Founders expects to begin administering the Valley Forge business at the beginning of December 2001.

Non-Standard Automobile

     Vesta also reported that Instant Auto, a non-standard auto agency operation in which Vesta has an approximate 52% ownership interest, continues to execute its growth strategy. Through a series of transactions, Instant Auto has acquired control of approximately $56 million of annual non-standard auto insurance premium, approximately $30 million of which is produced through Spacecoast agencies in Florida, Pennsylvania, Virginia and California and approximately $26 million of which is produced through A-Affordable Insurance agency in Texas. We expect Instant Auto to become profitable in 2002 with the fee and commission income generated through agency operations.

Corporate and Other Developments

     Vesta has announced the appointment of T. Owen Vickers, Sr. to the Company's Board of Directors. Vickers serves as Chairman, CEO and President of Birmingham Hide and Tallow Co., Inc., a diversified private company.

     During the third quarter, Vesta engaged in debt for equity swaps and issued 568,644 shares of common stock in exchange for $7 million face value of the Company's 8.75% Senior Debentures due 2025. Subsequent to September 30, Vesta issued 115,782 shares of common stock in exchange for $2 million face value of the Company's 8.525% Deferrable Capital Securities due 2027 and the Company funded its portion of the securities litigation settlement. As a result of these transactions, Vesta's pro forma debt to total capital ratio is 34.3% as of September 30, 2001.

     Vesta's management will hold its quarterly conference call to discuss the third quarter results on November 7, 2001 at 10:00 a.m. EST. The conference call will be simultaneously webcast live online through Vesta's corporate website, www.vesta.com and http://www.videonewswire.com/event.asp?id=1893.

About Vesta Insurance Group, Inc.

     Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

     This news release contains statements concerning management's beliefs, plans or objectives for Vesta's future operations or financial performance, including reserve adequacy on discontinued operations, earnings growth, and segment profitability. These statements, whether expressed or implied, are only predictions and should be considered "forward-looking statements" under applicable securities laws. You should be aware that Vesta's actual operations and financial performance, including its combined ratio for the fiscal year ended December 31, 2001, may differ materially from those reflected in these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include, without limitation: that further adverse development occurs in discontinued operations; that competitors may decide to target the Company's customer base by offering lower priced insurance; that the Company's independent agents may decide to discontinue sales of the Company's insurance to the individuals they represent; that new policy application levels may not rise to levels necessary to generate sufficient premium volume to achieve its financial performance goals; that A.M. Best may downgrade the Company's rating; that Vesta's securities litigation settlement may not receive court approval; and that Vesta may ultimately be unable to recover a significant amount of paid losses currently reflected on its published financial statements as recoverable under a reinsurance treaty. Please refer to the documents Vesta files from time to time with the Securities and Exchange Commission, specifically Vesta's most recent Form 10-K and Exhibit 99.1 attached thereto and the Prospectus dated June 20, 2001, which contains and identifies additional important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

# # #

                                                             Vesta Insurance Group, Inc.
                                                        3rd Quarter 2001 Segment Comparison
                                                                (amounts in thousands)

                                                       Life and Health      Standard            Non-Standard     Specialty Lines    Corp & Other  Consolidated
                                                         Insurance       Property-Casualty
                                                        2001    2000     2001      2000       2001     2000      2001     2000     2001    2000      2001     2000
                                                       ---------------- -------------------- ------------------ ----------------  ----------------  -------------------
Revenues:
     Net premiums written                               $ 7,365 $ 1,578  $ 69,980  $ 53,487        --      --  $ 2,807  $ 366                      $80,152   $55,431
     (Increase) decrease in unearned premiums                --     --     (6,090)   (1,904)       --      --     (365)  (225)                      (6,455)   (2,129)
                                                       ---------------- -------------------- ------------------ ----------------                    -------------------
      Net premiums earned                                 7,365   1,578     63,890    51,583       --      --    2,442    141                       73,697    53,302
     Net investment income                               10,348  10,618         --        --     $ 49      --       --     --   $ 5,053  $6,236     15,450    16,854
     Policy fees                                            976   1,174      1,254       264       --      --       --     --        --      --      2,230     1,438
     Other                                                  314     511        166        --      299      --    1,346    158     1,058     229      3,183       898
                                                      ---------------- -------------------- ------------------ ----------------   ----------------  -------------------
               Total revenues                             19,003 13,881     65,310    51,847      348      --    3,788    299     6,111   6,465      94,560   72,492
Expenses:
     Policyholder benefits                                8,436  4,302         --        --       --       --       --     --        --     --       8,436     4,302
     Loss and LAE expenses incurred                          --     --     41,896    29,366       --       --    2,000     55        --     --      43,896    29,421
     Policy acquisition expenses                          2,034  1,091     14,519    12,407       --       --      586     34        --     --      17,139    13,532
     Operating expenses                                   3,248  3,024      7,738     7,566     1,573      --       54     --     4,962   1,779     17,575    12,369
     Interest on debt                                     2,067  2,497         --        --       --       --       --     --     1,987   1,691      4,054     4,188
     Goodwill and other intangible amortization              --     --         --        --       --       --       --     --       935     351        935       351
                                                       ---------------- -------------------- ------------------ ---------------   ----------------  -------------------
               Total expenses                            15,785 10,914     64,153    49,339     1,573      --    2,640     89     7,884   3,821     92,035    64,163

Income (loss) from continuing operations before income
     taxes, deferrable capital securities,
     and minority interest                                3,218  2,967      1,157     2,508    (1,225)      --    1,148    210    (1,773)  2,644     2,525     8,329
Income taxes (benefit)                                      968    831        405       891      (429)      --      402     71      (621)    925       725     2,718
Deferrable capital securities, net of tax                    --     --         --        --        --       --       --     --       387     571       387       571
Minority interest in subsidiary, net of tax                 526    858         --        --      (382)      --       --     --        --      --       144       858
                                                       ---------------- -------------------- ------------------ ---------------   ----------------  -------------------

              Net operating earnings (loss) from
              continuing operations                       1,724  1,278     $ 752   $ 1,617    $ (414)      --    $ 746   $ 139   $(1,539) $1,148    $1,269   $ 4,182
                                                       ================ ==================== ================== ===============   ================  ===================

  Securities litigation settlement charge, net of tax                                                                            (19,500)          (19,500)
  Realized gains (losses), net of tax and
        minority interest                                   136                                                                      (67) (1,189)       69    (1,189)
                                                       ---------------- -------------------- ------------------ ---------------   ----------------  -------------------
  Net income (loss) from continuing operations           $1,860 $ 1,278    $ 752   $ 1,617    $ (414)      --    $ 746  $ 139   $(21,106)   $(41) $(18,162) $ 2,993
                                                       ================ ==================== ================== =============== ================  ===================

              *Excludes realized investment gains and losses

                                                                                Vesta Insurance Group, Inc.
                                                                                2001 YTD Segment Comparison
                                                                                  (amounts in thousands)

                                                       Life and Health        Standard          Non-Standard      Specialty Lines    Corp & Other    Consolidated
                                                          Insurance       Property-Casualty
                                                         2001    2000     2001      2000       2001     2000      2001     2000     2001    2000      2001     2000
                                                       ---------------- -------------------- ------------------ ----------------- ----------------  -------------------
Revenues:
     Net premiums written                             $22,312   $1,578  $186,978  $158,510       --       --     $6,329    $366                     $215,619  $160,454
     (Increase) decrease in unearned premiums              --       --    (1,535)    1,776       --       --       (801)   (225)                      (2,336)    1,551
                                                       ---------------- -------------------- ------------------ -----------------                   -------------------

     Net premiums earned                                22,312   1,578   185,443   160,286       --       --      5,528     141                      213,283   162,005
     Net investment income                              32,138  10,618        --        --    $ 309       --         --      --   $15,716 $18,497     48,163    29,115
     Policy fees                                         2,926   1,174     2,285       503       --       --         --      --        --      --      5,211     1,677
     Other                                                 549     511       586        --    1,097       --      3,150     158     2,543   2,133      7,925     2,802
                                                       ---------------- -------------------- ------------------ ---------------   ----------------  -------------------

              Total revenues                            57,925  13,881   188,314   160,789    1,406       --      8,678     299    18,259  20,630    274,582   195,599
Expenses:
     Policyholder benefits                              25,431   4,302        --        --       --       --         --      --        --     --      25,431     4,302
     Loss and LAE expenses incurred                         --      --   117,371    94,960       --       --      4,297      55        --     --     121,668    95,015
     Policy acquisition expenses                         6,058   1,091    41,096    36,844       --       --      1,229      34        --     --      48,383    37,969
     Operating expenses                                  9,815   3,024    22,143    20,693    4,400       --        211      --    10,895  7,578      47,464    31,295
     Interest on debt                                    6,695   2,497        --        --       --       --         --      --     6,504  7,857      13,199    10,354
     Goodwill and other intangible amortization             --      --        --        --       --       --         --      --     2,430  1,105       2,430     1,105
                                                       ---------------- -------------------- ------------------ ---------------   ----------------  -------------------

              Total expenses                             47,999 10,914   180,610   152,497    4,400               5,737      89    19,829 16,540     258,575   180,040

Income (loss) from continuing operations before income
   taxes deferrable capital securities,
   and minority interest                                  9,926  2,967     7,704     8,292   (2,994)      --      2,941     210   (1,570)  4,090      16,007    15,559
Income taxes (benefit)                                    3,018    831     2,982     2,800   (1,048)      --      1,029      71     (550)  1,372       5,431     5,074
Deferrable capital securities, net of tax                    --     --        --        --       --       --         --      --    1,153   1,713       1,153     1,713
Minority interest in subsidiary, net of tax               1,596    858        --        --     (934)      --         --      --        --     --         662       858
                                                       ---------------- -------------------- ------------------ ---------------   ----------------  -------------------

       Net operating earnings (loss) from
           continuing operatins                          $5,312 $1,278    $4,722    $5,492  $(1,012)      --     $1,912    $139   $(2,173) $1,005      $8,761    $7,914
                                                       ================ ==================== ================== ===============   ================  ===================

       Securities litigation settlement charge, net of tax                                                                       (19,500)            (19,500)
       Realized gains (loss), net of tax and
         minority interest                                                                                                         1,772 (1,509)       2,421    (1,509)
                                                       ---------------- -------------------- ------------------ ---------------   ----------------  -------------------
       Net income (loss) from continuing operations      $5,961 $1,278    $4,722    $5,492  $(1,012)      --     $1,912   $139  $(19,901  $(504)     $(8,318)   $6,405
                                                       ================ ==================== ================== ===============   ================  ===================

      *Excludes realized investment gains and losses

                                                                        Vesta Insurance Group, Inc.
                                                                  Quarter vs. Quarter and YTD vs. YTD
                                                              (amounts in thousands, except per share data)

                                                                3 Months Ended September 30,   9 Months Ended September 30,
                                                                   2001          2000              2001          2000
                                                               ------------- --------------    ------------- --------------
Revenues:
    Net premiums written                                           $ 80,152       $ 55,431        $ 215,619      $ 160,454
    (Increase) decrease in unearned premiums                         (6,455)        (2,129)          (2,336)         1,551
                                                               ------------- --------------    ------------- --------------

    Net premiums earned                                              73,697         53,302          213,283        162,005
    Net investment income                                            15,450         16,854           48,163         29,115
    Policy Fees                                                       2,230          1,438            5,211          1,677
    Other                                                             3,183            898            7,925          2,802
                                                               ------------- --------------    ------------- --------------

             Total revenues                                          94,560         72,492          274,582        195,599
Expenses:
    Policyholder benefits                                             8,436          4,302           25,431          4,302
    Loss and LAE expenses incurred                                   43,896         29,421          121,668         95,015
    Policy acquisition expenses                                      17,139         13,532           48,383         37,969
    Operating expenses                                               17,575         12,369           47,464         31,295
    Interest on debt                                                  4,054          4,188           13,199         10,354
    Goodwill and other intangible amortization                          935            351            2,430          1,105
                                                               ------------- --------------    ------------- --------------

             Total expenses                                          92,035         64,163          258,575        180,040

Income from continuing operations before income taxes
    deferrable capital securities, and minority interest              2,525          8,329           16,007         15,559
Income taxes                                                            725          2,718            5,431          5,074
Deferrable capital securities, net of tax                               387            571            1,153          1,713
Minority interest in subsidiary, net of tax                             144            858              662            858
                                                               ------------- --------------    ------------- --------------

             Net operating earnings from continuing operations        1,269          4,182            8,761          7,914

Securities litigation settlement charge, net of tax                 (19,500)             -          (19,500)             -
Realized gains (losses), net of tax and minority interest                69         (1,189)           2,421         (1,509)

             Net income (loss) from continuing operations           (18,162)         2,993           (8,318)         6,405

Income (loss) from discontinued operations, net of tax              (19,800)         1,003          (19,958)         1,003
Extraordinary gain on debt extinguishments, net of tax                  910              -              910          5,250

Net income (loss)                                                   (37,052)         3,996          (27,366)        12,658
Gain on redemption of preferred securities                            5,099              -            5,099              -
Preferred stock dividend                                                  -         (1,272)            (163)        (2,398)
                                                               ------------- --------------    ------------- --------------

Income (loss) available to common shareholders                    $ (31,953)       $ 2,724        $ (22,430)      $ 10,260
                                                               ============= ==============    ============= ==============

    Weighted average diluted shares outstanding                      31,837         24,050           24,848         24,364
    Net operating earnings from continuing operations per share      $ 0.04         $ 0.17           $ 0.35         $ 0.32
    Realized gains per share                                         $ 0.00        $ (0.05)          $ 0.10        $ (0.06)
    Net income (loss) from continuing operations per share          $ (0.57)        $ 0.12          $ (0.33)        $ 0.26
    Income (loss) available to common shareholders per share        $ (1.00)        $ 0.17          $ (0.90)        $ 0.52

                                                           Vesta Insurance Group, Inc.
                                                    Condensed Consolidated Balance Sheet
                                                            (amounts in thousands)

                                                                        --------------------------------------------------
                                                                               September 30, 2001           June 30, 2001
                                                                        --------------------------------------------------
Assets:

       Invested assets                                                               $ 1,039,244              $ 1,016,237
       Cash                                                                               33,375                   76,328
       Other assets                                                                      691,306                  691,952
                                                                        --------------------------------------------------

                   Total assets                                                      $ 1,763,925              $ 1,784,517
                                                                        ========================= ========================

Liabilities:

       Future policy benefits                                                          $ 689,068                $ 664,137
       Losses and loss adjustment expenses                                               275,856                  250,614
       Unearned premiums                                                                 145,259                  138,804
       Debt                                                                               89,405                   91,427
       Other liabilities                                                                 277,003                  331,995
                                                                        --------------------------------------------------

                   Total liabilities                                                   1,476,591                1,476,977

Deferrable capital securities                                                             29,750                   29,750
Stockholders' equity                                                                     257,584                  277,790
                                                                        --------------------------------------------------

                   Total liabilites and stockholders' equity                         $ 1,763,925              $ 1,784,517
                                                                        ========================= ========================

                   Book value per share                                                   $ 7.57                   $ 8.59

                   Book value per share excluding unrealized                                7.14                     8.36
                                investment gains and losses

                   Shares Outstanding at period end*                                      34,011                   32,328

                   * Excludes shares in the Vesta Agents Stock Incentive Plan Trust